Exhibit 10.39

Alvotech

and

Alvogen Lux Holdings S.à r.l.

Subscription and Set-off Agreement

THIS SUBSCRIPTION AND SET-OFF AGREEMENT (the “Agreement”) is made and effective 12 July 2022 (the “Effective Date”).

Between:

(1)

Alvotech, a public limited company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B258884, having its registered office at 9 rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg

hereinafter referred to as the “Company”;

and

(2)

Alvogen Lux Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B149045, having its registered office at 5 rue Heienhaff, L-1736 Senningerberg, Grand Duchy of Luxembourg;

hereinafter referred to as “Alvogen” and together with the Company, the “Parties” to this settlement agreement (the “Agreement”).

WHEREAS:

(A)	Alvogen is a shareholder of the Company.

(B)

On 22 February 2022, Alvogen granted an interest free advance of USD 15,000,000 (the “Advance 1”) to Alvotech Holdings S.A., a public limited company (société anonyme) incorporated and formerly existing under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B229193, formerly having its registered office at 9 rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg (“Alvotech Holdings”) pursuant to the agreement made by and between (i) Alvogen as lender, and (ii) the Company as borrower (the “Advance Agreement 1”).

(C)

On 28 March 2022, Alvogen granted an interest free advance of USD 10,000,000 (the “Advance 2” and together with the Advance 1, the “Advances”) to Alvotech Holdings pursuant to the agreement made by and between (i) Alvogen as lender, and (ii) the Company as borrower (the “Advance Agreement 2” and together with the Advance Agreement 1, the “Advance Agreements”).

(D)	On 15 June 2022, the Second Merger Effective Time occurred (as defined in the Advance Agreements). As a consequence, the Repayment Date (as defined in the Advance Agreements) falls on 15 July 2022.

(E)

The Parties contemplate to settle the Advances by way of issuance of 2,500,000 ordinary shares to be issued by the Company. The Company intends to increase its share capital by an amount of USD 25,000.00- through the issuance of 2,500,000.00- ordinary shares (the “Settlement Shares”), each with a nominal value of USD 0.01 (the “Capital Increase”) for a subscription price of USD 10 each.

(F)

Alvogen intends to pay the subscription price by way of a set-off with the undisputed, liquid, due and payable Advances claims of an amount of USD 25,000,000.00-, which Alvogen holds against the Company (the “Subscription and Set-off”). As a result of the Subscription and Set-Off, the Advances shall be fully extinguished.

(G)	The Parties have agreed to enter into this Agreement to set out the terms of the Settlement with effect as the Effective Date.

Now therefore IT IS AGREED AS FOLLOWS:

1.	For the avoidance of doubt, the Parties hereby agree that the Advances are undisputable, liquid, and payable as from the Effective Date.

2.

Alvogen hereby subscribes to the Settlement Shares for a price of USD 25,000,000.00- (the “Subscription Price). The Company and Alvogen agree to set-off the Advances and the Subscription Price with effect as of the date of the board meeting issuing the Settlement Shares. No Party shall have any further claim against the other in respect of the Advances nor the Subscription as of such date.

3.	The Company undertakes to convene a board meeting to issue the Settlement Shares as soon as possible.

4.

The Company and Alvogen hereby authorise any managers of the Company as well any employee of Arendt & Medernach S.A., with full power of substitution, to register the issuance of the Settlement Shares in the register of shareholders held at the Company’s registered office and/or instruct the Company’s Transfer Agent, Computershare, to proceed with the recording of the shares, and to take all necessary action in this respect.

5.	The Company hereby represents and warrants to Alvogen that:

5.1	the Company has all corporate power and authority to enter into this Agreement and to issue the Settlement Shares to Alvogen in accordance with this Agreement;

5.2

The execution and delivery of this Agreement by the Company has been duly authorised by the proper corporate bodies and it constitutes a legally binding obligation to the Company in accordance with its terms.

6.	Alvogen hereby represents and warrants to the Company that it is the legal and beneficial owner of the Advances which has not been settled and is not subject to any encumbrance on the date hereof.

7.	Alvogen shall have the following rights with respect to the registration for resale of the Settlement Shares:

7.1

Alvogen shall promptly provide such information as may reasonably be requested by the Company, in connection with the preparation of any registration statement on Form F-1 (the “Registration Statement”), including amendments and supplements thereto, in order to effect the registration of the Settlement Shares under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) promulgated thereunder, all as the same shall be in effect at the time (the “Securities Act”) and in connection with the Company’s obligation to comply with U.S. Federal and applicable state securities laws. The Company shall be under no obligation to include the Settlement Shares in a Registration Statement if such information is not provided in the manner reasonably requested.

7.2

Provided compliance by Alvogen with Section 7.1, the Company shall prepare and file or cause to be prepared and filed with the Commission, as soon as reasonably practicable, but no later than thirty (30) days following the Effective Date, a Registration Statement on Form F-1, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Alvogen of all of the Settlement Shares. The Company shall use reasonable best efforts to cause the Registration Statement to be declared effective as soon as possible after filing, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or ninety (90) calendar days after the filing thereof if the Commission notifies the Company that it will “review” the Registration Statement) and (ii) ten (10) Business Days after the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review, and once effective, to keep the Registration Statement continuously effective under the Securities Act at all times until all Settlement Shares covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

7.3

If the Registration Statement ceases to be effective under the Securities Act for any reason at any time while Settlement Shares are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Registration Statement), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Registration Statement or file an additional registration statement on Form F-1 or on Form F-3 or S-3, as applicable, to the extent the Company is eligible to use such form (a “Subsequent Registration Statement”) registering the resale of all Settlement Shares including on such Registration Statement, and pursuant to any method or combination of methods legally available to, and requested by Alvogen. If a Subsequent Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Settlement Shares included thereon.

8.	This Agreement shall be governed by and construed in accordance with the laws of the Grand Duchy of Luxembourg at the exclusion of its rules on the conflict of laws.

9.

In relation to any legal action or proceedings arising out of or in connection with this Agreement, the parties hereto submit to the non-exclusive jurisdiction of the courts of the Grand Duchy of Luxembourg.

10.	This Agreement may be executed in counterparts one such counterpart to be retained by each of the parties to it.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement or have caused it to be duly executed as of the date first set forth above.

[SIGNATURE PAGE TO FOLLOW]

[Signature page relating to the Subscription and Set-Off Agreement by and between Alvotech and Alvogen Lux Holdings S.à r.l.]

In accordance with Article 1690 of the civil Code and with Article 430-4 of the Companies Law, the above-mentioned transfer of the Settlement Shares is approved by the Company and any notification requirements with respect thereto are hereby waived.

/s/ Robert Wessman Alvotech By: Robert Wessman Title: Director and authorized signatory

/s/ Tomas Ekman Alvogen Lux Holdings S.à r.l. By: Tomas Ekman Title: Director	/s/ Jung Ryun Park Alvogen Lux Holdings S.à r.l. By: Jung Ryun Park Title: Director

/s/ Robert Wessman By: Robert Wessman Title: Director